Exhibit 10.1

Execution Form

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT ("the Agreement"), is entered into as of the 23rd day of July, 2010 ("Effective Date"), by and between Hysitron Incorporated ("Hysitron"), a Minnesota corporation having its principal place of business at 10025 Valley View Road, Minneapolis, Minnesota 55344, and MTS Systems Corporation ("MTS"), a Minnesota corporation having its principal place of business at 14000 Technology Drive, Eden Prairie, Minnesota 55344 (collectively, "the Parties").

WHEREAS, Hysitron owns U.S. Patent No. 5,553,486 ("the '486 patent") and U.S. Patent No. 6,026,677 ("the '677 patent");

WHEREAS, Hysitron owns the trademark "HYSITRON," Federal Registration No. 3,644,289;

WHEREAS, on March 14, 2007, Hysitron filed a lawsuit, currently pending before the U.S. District Court for the District of Minnesota as Hysitron Incorporated v. MTS Systems Corporation, Case No. 0:07-cv-01533-ADM-AJB ("the Action"), against MTS, and MTS asserted counterclaims against Hysitron in the Action; and

WHEREAS, the Parties now wish to resolve all disputes and claims currently between them and to avoid further litigation;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Compensation:  MTS shall pay Hysitron a lump sum of  Seven Million Five Hundred Thousand Dollars ($7,500,000)  ("Compensation Amount") within fourteen (14) days of the Effective Date to resolve all disputes and claims between them and to reimburse Hysitron for attorneys fees, litigation costs and other expenses.

2.             Release by Hysitron:  Hysitron, for itself and its successors and assigns, hereby releases, acquits, and forever discharges MTS, its directors, officers, members, managers, representatives, employees, agents, shareholders, dealers, distributors, and customers, and its successors and assigns from any and all claims, counterclaims, compulsory counterclaims, causes of action, demands, damages, costs, attorneys' fees, and other expenses of any kind arising out of or relating to the '486 patent, the '677 patent, or the "HYSITRON" trademark that were brought or could have been brought in the Action prior to the Effective Date.

3.             Release by MTS:  MTS, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Hysitron, its directors, officers, members, managers, representatives, employees, agents, shareholders, dealers, distributors, and customers, and its successors and assigns from any and all claims, counterclaims, compulsory counterclaims, causes of action, demands, damages, costs, attorneys' fees, and other expenses of any kind arising out of or relating to the '486 patent, the '677 patent, or the "HYSITRON" trademark that were brought or could have been brought in the Action prior to the Effective Date.

4.             Covenant Not to Challenge the '486 Patent and the '677 Patent:

a.           Covenant Not to Challenge Validity, Enforceability, and Patentability:  MTS acknowledges the validity, enforceability, and patentability of the '486 patent and the '677 patent.  MTS, for itself and its successors and assigns, hereby forever covenants not to challenge the validity, enforceability, and patentability of the '486 patent and the '677 patent, not to assist any third party in challenging the validity, enforceability, and patentability of the '486 patent and the '677 patent, and not to cause a third party to challenge the validity, enforceability, and patentability of the '486 patent and the '677 patent.

b.           Covenant Not to Challenge Ownership:  MTS acknowledges that Hysitron is the sole and complete owner of the '486 patent and the '677 patent.  MTS, for itself and its successors and assigns, hereby forever covenants not to challenge Hysitron's ownership of the '486 patent and the '677 patent, not to assist any third party in challenging Hysitron's ownership of the '486 patent and the '677 patent, and not to cause any third party to challenge Hysitron's ownership of the '486 patent and the '677 patent.

5.             Covenant Not to Challenge the "HYSITRON" trademark:

a.           Covenant Not to Challenge Validity and Enforceability:  MTS acknowledges the validity and enforceability of the "HYSITRON" trademark.  MTS, for itself and its successors and assigns, hereby forever covenants not to challenge the validity and enforceability of the "HYSITRON" trademark, not to assist any third party in challenging the validity and enforceability of the "HYSITRON" trademark, and not to cause any third party to challenge the validity and enforceability of the "HYSITRON" trademark.

b.           Covenant Not to Challenge Ownership:  MTS acknowledges that Hysitron is the sole and complete owner of the "HYSITRON" trademark.  MTS, for itself and its successors and assigns, hereby forever covenants not to challenge Hysitron's ownership of the "HYSITRON" trademark, not to assist any third party in challenging Hysitron's ownership of the "HYSITRON" trademark, and not to cause any third party to challenge Hysitron's ownership of the "HYSITRON" trademark.

6.             Covenant Not to Infringe by MTS:

a.           Covenant Not to Infringe the '486 Patent and the '677 Patent:  MTS, for itself and its successors and assigns, hereby forever covenants not to infringe the '486 patent and the '677 patent, not to assist any third party in infringing the '486 patent and the '677 patent, and not to cause any third party to infringe the '486 patent and the '677 patent.

b.           Covenant Not to Infringe the "HYSITRON" Trademark:  MTS, for itself and its successors and assigns, hereby forever covenants not to infringe the "HYSITRON" trademark, not to assist any third party in infringing the "HYSITRON" trademark, and not to cause any third party to infringe the "HYSITRON" trademark.

7.             Covenant Not to Use the "HYSITRON" trademark:  MTS, for itself and its successors and assigns, hereby forever covenants not to use, mention, or otherwise include the "HYSITRON" trademark in any advertisements, in print, on the internet, or otherwise, in any metadata associated with any website under its control, or on any list of search terms, paid or otherwise, associated with any website under its control.

8.             Dismissal of Suit:  Within 7 days of Hysitron receiving payment pursuant to paragraph 1, the Parties shall execute and file a joint stipulation for dismissal with prejudice in the form of Exhibit A hereto with the U.S. District Court for the District of Minnesota, and agree to take such other steps as are necessary to ensure the prompt dismissal with prejudice of all claims and counterclaims of the Action, with each Party to bear its own attorneys' fees, costs, and other expenses.

9.             Confidentiality:

a.           Confidentiality:  Each Party shall be permitted to disclose the contents of this Agreement and the Agreement itself.  MTS will be permitted to disclose this Settlement Agreement to the SEC as required by SEC rules and regulations and any MTS press release will be consistent with the SEC filing(s) and the terms of this Agreement.  Any information contained in the MTS SEC filing(s) or the press release of either Party shall not include confidential information of either Hysitron or MTS.

b.           No Representations Inconsistent with this Agreement:  Neither Party shall make any representation, orally, in writing, or otherwise, to any third party that is inconsistent with the terms and provisions of this Agreement.

10.           Enforcement of Agreement:

a.           Governing Law:  This Agreement shall be construed and enforced under and in accordance with the laws of the United States and the State of Minnesota.

b.           Remedies:  If either Party materially breaches this Agreement, the aggrieved Party may seek money damages, injunctive relief, equitable relief, and the reasonable attorneys' fees incurred in enforcing the Agreement.

11.           Representations and Warranties:

a.           Warranty of Authority:  Each Party warrants and represents that its has the authority to enter into this Agreement and that it is legally permitted to undertake the obligations imposed by this Agreement.

b.           Consents:  Each Party warrants and represents that, to the extent any third party consents are required for the performance of any obligation under this Agreement, it has obtained or shall obtain such consents

12.           Miscellaneous Provisions:

a.           Amendment:  This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by both Parties.

b.           Entire Agreement:  This Agreement constitutes the full and complete agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior understandings, whether written or oral.  Neither Party entered into this Agreement in reliance on any representation made by the other Party, whether written or oral, not expressly provided herein.

c.           No Agency:  Nothing in this Agreement shall be construed to create any relationship between the Parties other than as expressly set forth herein.  The Parties shall not have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party with regard to any other contract, agreement, or undertaking with a third party.

d.           No Waiver:  The failure of either Party to insist upon strict performance of any obligation under this Agreement of the other Party, irrespective of the length of time for which such failure continues, shall not be a waiver of its rights to demand strict compliance in the future.  No consent or waiver, express or implied, by either Party to or of any breach or default in the performance of any obligation hereunder by the other Party shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

e.           Joint Drafting:  Counsel for both Parties participated in the negotiation and drafting of this Agreement.  The terms and provisions of this Agreement must not be construed either for or against either Party based solely on the authorship of any particular term or provision.

f.           Counterparts:  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original and all of which will constitute one and the same instrument.

g.           No Duress:  The Parties are entering into this Agreement in good faith and after careful contemplation of the terms and provisions, with the advice of counsel.  Neither Party is entering into this Agreement because of duress, whether financial or otherwise, nor has any such duress been identified.  Neither Party has any intention of later attempting to contest this Agreement on the basis of any duress.

h.           Severability:  If any provision of this Agreement is found or held to be invalid or unenforceable, the meaning of said provision will be construed, to the extent feasible, so as to render the provision valid and enforceable, and if no feasible interpretation shall save such provision, it will be severed from the remainder of the Agreement, as appropriate.  The remainder of this Agreement shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either Party.

i.           Headings:  The headings used in this Agreement are for convenience only and shall not be used to interpret this Agreement.

j.           Successors:  This agreement shall be binding upon and inure to the benefit of each Party, and their respective heirs, successors, assigns, and legal representatives.

k.           Notices:  All notices required or that may be given pursuant to this Agreement shall be in writing and shall be sufficient in all respects if (1) delivered by hand or (2) sent by overnight courier as follows:

If to Hysitron:

Michael Okerlund
General Counsel
Hysitron Incorporated
10025 Valley View Road
Minneapolis, Minnesota 55344

If to MTS:

Sue Knight
Chief Financial Officer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

l.           Non-Admission of Liability:  By entering into this Agreement, MTS does not admit any liability to Hysitron, and Hysitron acknowledges that MTS has not admitted any liability or wrongdoing.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers.

Hysitron Incorporated

Date: July 23, 2010	By:	/s/ THOMAS WYROBEK

	Name:	Thomas Wyrobek

	Title:	President and CEO

MTS Systems Corporation

Date: July 23, 2010	By:	/s/ SUE KNIGHT

	Name:	Sue Knight

	Title:	Chief Financial Officer